UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2018

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Research Court, Suite 750, Suwanee, Georgia		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 27, 2018, Ameri Holdings, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”), at which the Company submitted to a vote of its stockholders a proposal (the “Proposal”) to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance by the Company of shares of common stock pursuant to the terms of the private placement financing transaction (“Private Placement”) contemplated by two substantively similar Securities Purchase Agreements, one dated July 25, 2018 and one dated August 21, 2018, by and among the Company and certain institutional and/or accredited investors, and the other documents and agreements related thereto, including shares that are issuable upon exercise of warrants issued in connection with the Private Placement, without giving effect to the caps on issuing shares contained therein. For more information about the Proposal, please see the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on August 22, 2018.

A total of 12,103,811 (or approximately 61.68%) of the Company’s shares entitled to vote at the Special Meeting were represented in person or by proxy at the meeting. Set forth below are the final voting results as to the Proposal:

  For: 12,047,659
  Against: 22,039
  Abstain: 34,113

The Proposal was approved by the Company’s stockholders by the requisite vote of a majority of the votes cast by stockholders present at the Special Meeting or voting by proxy, and as recommended by the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 27, 2018	AMERI HOLDINGS, INC.

	By:	/s/ Viraj Patel
		Name:	Viraj Patel
		Title:	Chief Financial Officer